Exhibit 10.6

Execution Version

AGREEMENT OF MERGER

OF

EQT MIDSTREAM INVESTMENTS, LLC

(a Delaware limited liability company)

WITH AND INTO

EQT GP HOLDINGS, LP

(a Delaware limited partnership)

This AGREEMENT OF MERGER (this “Agreement”) is dated as of April 13, 2015, by and between EQT Midstream Investments, LLC, a Delaware limited liability company (“Midstream Investments”), and EQT GP Holdings, LP, a Delaware limited partnership (the “Partnership”)

RECITALS

A.                                    EQT Gathering Holdings, LLC, a Delaware limited liability company and the sole member of Midstream Investments (“Gathering Holdings”), has deemed it advisable and in the best interests of Gathering Holdings that Midstream Investments be merged with and into the Partnership.

B.                                    The Board of Directors of EQT GP Services, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), the Board of Managers of Gathering Holdings, the sole member of Midstream Investments, and Gathering Holdings, in its capacity as the sole limited partner of the Partnership, have each adopted resolutions approving this Agreement in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), as applicable.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

1.                                      Parties to Merger.  Midstream Investments and the Partnership shall effect a merger (the “Merger”) in accordance with and subject to the terms and conditions of this Agreement.

2.                                      Merger; Governing Law.  At the Effective Time (as defined in Section 3 hereof), Midstream Investments shall be merged with and into the Partnership, the separate existence of Midstream Investments shall cease, and the Partnership shall continue as the surviving limited partnership (the “Surviving Limited Partnership”) under the name “EQT GP Holdings LP.”  The Surviving Limited Partnership shall continue to be governed by the laws of the State of Delaware.

3.                                      Filing and Effective Time.  A Certificate of Merger (the “Delaware Certificate”) to be filed with the Secretary of State of the State of Delaware and such other documents and instruments as are required by, and complying in all respects with, the DLLCA and the DRULPA shall be delivered to the appropriate state officials for filing.  The Merger shall become effective at such time as the Delaware Certificate is accepted for record by the Secretary of State of the State of Delaware or such other time as specified in the Delaware Certificate (the “Effective Time”).

4.                                      Certificate of Limited Partnership.  At the Effective Time, the Certificate of Limited Partnership of the Partnership shall be and thereafter remain the Certificate of Limited Partnership of the Surviving Limited Partnership until thereafter amended in accordance with applicable law, and the Surviving Limited Partnership shall continue to be a limited partnership organized and governed by the laws of the State of Delaware.

5.                                      Agreement of Limited Partnership.  At the Effective Time, the Agreement of Limited Partnership of the Partnership shall be and thereafter remain the Agreement of Limited Partnership of the Surviving Limited Partnership until altered, amended or repealed in the manner therein provided in accordance with the Agreement of Limited Partnership of the Surviving Limited Partnership and applicable law.

6.                                      Cancellation of Limited Liability Company Interests.  At the Effective Time, each limited liability company interest in Midstream Investments issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Gathering Holdings, be canceled and cease to exist.

7.                                      Effect of Merger.  At the Effective Time, the Merger shall have the effect set forth in the DLLCA and the DRULPA.

8.                                      Amendment or Termination.  This Agreement may be amended or terminated at any time on or before the Effective Time by agreement of Gathering Holdings, the sole member of Midstream Investments, and the General Partner.

9.                                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Merger as of the day and year first written above.

EQT MIDSTREAM INVESTMENTS, LLC,
a Delaware limited liability company

By:	EQT Gathering Holdings, LLC,
its sole member

By:	/s/ Randall L. Crawford
Name:	Randall L. Crawford
Title:	President

EQT GP HOLDINGS, LP,
a Delaware limited partnership

By:	EQT GP Services, LLC,
its general partner

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Agreement of Merger